                                                                    EXHIBIT 99.8

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a nominee for director of Travelocity.com Inc., a Delaware corporation, and to become director of Travelocity.com on or prior to the Closing Date of the Merger, as defined in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

Dated:   January 17 , 2000

                                                  /s/ Bradford J. Boston
                                                  ------------------------
                                                  Name: Bradford J. Boston